Exhibit 10.3

Security Agreement

This SECURITY AGREEMENT (this “Agreement”) is dated as of September 28, 2026, is made by GRAND CANYON EDUCATION, INC., a Delaware corporation (“Borrower”), ORBIS EDUCATION SERVICES, LLC, a Delaware limited liability company (“Orbis” and, together with Borrower, individually and collectively, “Debtor”), to ZIONS BANCORPORATION, N.A. DBA NATIONAL BANK OF ARIZONA as Administrative Agent for the benefit of the secured parties to the Credit Agreement (in such capacity, “Administrative Agent”). Administrative Agent and each Debtor hereby agree as follows:

RECITALS

WHEREAS, Debtor is indebted to Secured Parties pursuant to the Credit Agreement dated as of even date herewith by and among Debtor, Administrative Agent, and the other Lenders from time-to-time party thereto (as amended, restated, supplemented, extended or renewed from time to time, the “Credit Agreement”) and the other Loan Documents.

WHEREAS, Administrative Agent requires that Debtor execute and deliver this Agreement in order to induce Secured Parties to enter into the Credit Agreement and other Loan Documents.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Administrative Agent hereby agree as follows:

1.OBLIGATIONS. This assignment of collateral and grant of security interest shall secure all of the “Obligations” as defined in the Credit Agreement. As used in this Agreement and the other Loan Documents, attorneys’ fees shall include paralegals’ fees, and shall include, without limitation, any and all such attorneys’ and paralegals’ fees and expenses incurred in connection with litigation, mediation, arbitration, other alternative dispute processes, administrative proceedings and bankruptcy proceedings, and any and all appeals from any of the foregoing.

2.COLLATERAL. Debtor hereby grants to Administrative Agent a security interest in all right, title and interest of Debtor in the following property and interests in property, in each case whether now existing or hereafter arising or acquired by Debtor, regardless of where it is located (collectively, the “Collateral”):

(a) All Accounts (other than Excluded Accounts), all Inventory, all Equipment, all General Intangibles and all Investment Property.

(b) All instruments, chattel paper, electronic chattel paper, documents, securities, moneys, cash, letters of credit, letter of credit rights, promissory notes, warrants, dividends, distributions, contracts, agreements, contract rights or other property, owned by Debtor or in which Debtor has an interest, including but not limited to, those which now or hereafter are in the possession or control of Administrative Agent or in transit by mail or carrier to or in the possession of any third party acting on behalf of Administrative Agent, without regard to whether Administrative Agent received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Administrative Agent had conditionally released the same, and the proceeds thereof, all rights to payment from, and all claims against Secured Parties, and any deposit accounts of Debtor with Secured Parties (other than Excluded Accounts), including all demand, time, savings, passbook or other accounts and all deposits therein.

(c) All now owned and hereafter acquired inventory, equipment, fixtures, goods, accounts, chattel paper, documents, instruments, farm products, general intangibles, supporting obligations, software, commercial tort claims, minerals, standing timber and growing crops and all rents, issues, profits, products and proceeds thereof, wherever any of the foregoing is located.

(d) All proceeds and products of any of the foregoing and all additions and accessions thereto, replacements thereof, supporting obligations therefor, software related thereto, guaranties thereof, insurance or condemnation proceeds thereof, documents related thereto, all sales of accounts constituting a right to payment therefrom, all tort or other claims against third parties arising out of damage thereto or destruction thereof, all property received wholly or partly in trade or exchange therefor, all fixtures attached or appurtenant thereto, all leases thereof, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition thereof, or any other interest therein.

Notwithstanding the foregoing or anything else in this Agreement to the contrary, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property; provided that, if any Excluded Property would have otherwise constituted Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date thereof to constitute Collateral.

3.DEFINITIONS. Capitalized terms used, but not defined, herein shall have the meanings given to them in the Credit Agreement or, if not defined in the Credit Agreement, the other Loan Documents, as applicable. Uncapitalized terms shall have the meanings attributed thereto in the applicable version of the Uniform Commercial Code adopted under the laws of the State of New York or, where appropriate, the jurisdiction in which the Collateral is located, as such definitions may be enlarged or expanded from time to time by legislative amendment thereto or judicial decision (the “UCC”). As used herein, the following capitalized terms shall have the following meanings:

(a)“Accounts” means all accounts, accounts receivable, health-care insurance receivables, credit card receivables, contract rights, instruments, documents, chattel paper, tax refunds from federal, state or local governments and all obligations in any form including without limitation those arising out of the sale or lease of goods or the rendition of services by Debtor; all guaranties, letters of credit and other security and support obligations for any of the above; all merchandise returned to or reclaimed by Debtor; all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above; all winnings in a lottery or other game of chance operated by a governmental unit or person licensed to operate such game by a governmental unit and all rights to payment therefrom; and all “Accounts” as same is now or hereinafter defined in the UCC.

(b)“Equipment” means all goods (excluding Inventory or consumer goods), machinery, machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts and jigs (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Administrative Agent’s copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, all supplies used or useful in connection therewith, and all “Equipment” as same is now or hereinafter defined in the UCC.

(c)“Excluded Accounts” means (i) any deposit account of Debtor used exclusively for payroll, payroll taxes, or employee benefits; (ii) any deposit account of Debtor used exclusively for the payment of taxes; (iii) any escrow, trust, or fiduciary accounts; and (iv) any other deposit account identified by Debtor and approved by Administrative Agent (such approval not to be unreasonably withheld) as zero balance accounts.

(d)“Excluded Property” means (i) Excluded Accounts; (ii) any lease, license, contract, or agreement covering real or personal property to which Debtor is a party if, under the terms of such contract, lease, permit, charter or license agreement, or applicable law with respect thereto, the grant of a lien or security interest therein is prohibited as a matter of law or under the terms of such contract, lease, permit, charter or license agreement, except, in each of the foregoing cases, to the extent (A) any described prohibition or restriction is unenforceable under the UCC or other applicable laws, including, without limitation, UCC Section 9-408, or (B) any consent or waiver has been obtained that would permit the lien or security interest notwithstanding the prohibition or restriction on the pledge of such asset; and (iii) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed).

(e)“General Intangibles” means all general intangibles, chooses in action, causes of action, obligations or indebtedness owed to Debtor from any source whatsoever, payment intangibles, software and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, the equipment containing any such information, and all “General Intangibles” as same is now or hereinafter defined in the UCC.

(f)“Inventory” means goods, supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, or used or consumed in business, and also including products of and accessions to inventory, packing and shipping materials, all documents of title, whether negotiable or non-negotiable, representing any of the foregoing, and all “Inventory” as same is now or hereinafter defined in the UCC.

(g)“Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account and all “Investment Property” as same is now or hereafter defined in the UCC.

4.WARRANTIES AS TO DEBTOR. Each Debtor hereby represents and warrants to Secured Parties as follows:

(a) It is duly organized or formed, validly existing and, to the extent such concept is applicable in such Debtor’s jurisdiction of organization or formation, in good standing under the laws of its jurisdiction of organization or formation, as identified in the introductory paragraph of this Agreement.

(b) It has the requisite corporate, company, or other organizational power and authority to own its property and its assets, to conduct its business as now conducted, and to execute, deliver, and perform its obligations under this Agreement.

(c)It further warrants that Debtor’s exact legal name is set forth in the initial paragraph of this Agreement.

5.WARRANTIES AS TO THE COLLATERAL. Each Debtor hereby represents and warrants to Secured Parties that:

(a) except for Permitted Liens, Debtor is, and as to any property which at any time forms a part of the Collateral, shall be, the sole owner of, with good and marketable title in, each and every item of the Collateral, or otherwise shall have the full right and power to grant a security interest in the Collateral, free from any Lien whatsoever (other than Permitted Liens);

(b) each item of Collateral is, and shall be, valid, and all information furnished to Administrative Agent with regard thereto is, and shall be, accurate and correct in all respects when furnished;

(c) the provisions of this Agreement are sufficient to create in favor of Administrative Agent a valid and continuing Lien on, and security interest in, the types of Collateral in which a security interest may be perfected by the filing of UCC financing statements or the taking of possession of such Collateral, and when such UCC financing statements are filed in the appropriate filing offices, and the requisite filing fees are paid, such filings shall be sufficient to perfect such security interests; and

(d) the financial statements of Debtor for the most recent ended fiscal period heretofore submitted to Administrative Agent are true and correct and there are no Material Adverse Changes in the conditions, financial or otherwise, of Debtor since the date of said financial statements.

6.DEBTOR’S RESPONSIBILITIES. Each Debtor covenants with, and warrants to, Secured Parties that such Debtor shall:

(a)upon Secured Parties’ written request, furnish to Secured Parties in writing a current list of all Collateral for the purpose of identifying the Collateral and, further, execute and deliver such supplemental instruments, documents, agreements and chattel paper, in the form of assignments or otherwise, as Secured Parties shall reasonably require for the purpose of confirming and perfecting, and continuing the perfection of, Administrative Agent’s security interest in any or all of such Collateral, or as is necessary to provide Administrative Agent with control over the Collateral or any portion thereof;

(b) at Debtor’s expense and upon written request from Administrative Agent, furnish copies of invoices issued by Debtor in connection with the Collateral, furnish certificates of insurance evidencing insurance on the Collateral, furnish proof of payment of taxes and assessments on the Collateral, and make available to Secured Parties any and all of Debtors’ books, records, written memoranda, correspondence, purchase orders, invoices and other instruments or writings that in any way evidence or relate to the Collateral;

(c) keep the Collateral insured at all times against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties including collision in the case of any motor vehicle, all in such amounts, under such forms of policies, upon such terms, for such periods and written by such companies or underwriters as is satisfactory to Secured Parties. In all cases losses shall be payable to Administrative Agent and any surplusage shall be paid to Debtor. All insurance policies shall provide for at least thirty (30) days prior written notice of cancellation to Secured Parties. Should Debtor at any time fail to purchase or maintain insurance, pay taxes, or pay for any expense, incident or such insurance, Administrative Agent may pay such taxes or order and pay for such necessary items of preservation, maintenance or protection, and Debtor agrees to reimburse Administrative Agent for all expenses incurred under this clause;

(d) pay all taxes or assessments imposed on or with respect to the Collateral;

(e) keep all of the Collateral in good condition and repair, protecting it from weather and other contingencies which might adversely affect it as secured hereunder;

(f) notify Secured Parties promptly in writing of any information which Debtor has or may receive which might in any way adversely affect the value of the Collateral or the rights of Administrative Agent with respect thereto;

(g) notify Secured Parties promptly in writing of any change in the Debtor’s exact legal name or any change in the location of the Collateral or of any place of business or mailing addresses or the establishment of any new place of business or mailing address;

(h) pay all costs of filing any financing, continuation or termination statements with respect to the security interest created hereby;

(i) upon the occurrence and during the continuance of an Event of Default, pay all expenses and reasonable and documented out-of-pocket attorneys’ fees of Secured Parties; and Debtor agrees that said expenses and fees shall be secured under this Agreement;

(j) maintain possession of all Collateral at the location(s) disclosed to Secured Parties and not remove the Collateral from that location; and

(k) Take any other and further action necessary or desirable as reasonably requested by Secured Parties to grant Administrative Agent control over the Collateral, as “control” is defined in the applicable version of the UCC, including without limitation (i) executing and/or authenticating any assignments or third party agreements; (ii) delivering, or causing the delivery of, any of the Collateral to the possession of Administrative Agent; or (iii) obtaining written acknowledgements of the lien of Administrative Agent and agreements of subordination to such lien from third parties in possession of the Collateral in a form acceptable to Secured Parties. Each Debtor consents to and hereby authorizes any third party in an authenticated record or agreement between Debtor, Secured Parties, and the third party, including but not limited to depository institutions, securities intermediaries, and issuers of letters of credit or other support obligations, to accept direction from Administrative Agent regarding the maintenance and disposition of the Collateral and the products and proceeds thereof, and to enter into agreements with Secured Parties regarding same, without further consent of Debtor.

7.ACCOUNTS RECEIVABLE. Each Debtor hereby agrees that Administrative Agent shall have the absolute right to take any one or all of the following actions from time to time until all of the Obligations are paid in full and the Credit Agreement is terminated:

(a) upon the occurrence and during the continuance of an Event of Default, Administrative Agent may serve written notice on Debtor instructing Debtor to deliver to Administrative Agent all subsequent payments on accounts receivable which Debtor shall do until notified otherwise;

(b) upon the occurrence and during the continuance of an Event of Default, Administrative Agent may notify the account debtor(s) of its security interest and instruct such account debtor(s) to make further payments on such accounts to Administrative Agent instead of to Debtor;

(c) upon the occurrence and during the continuance of an Event of Default, Administrative Agent may serve written notice upon Debtor that all subsequent billings or statements of account rendered to any account debtor shall bear a notation directing the account debtor(s) to make payment directly to Administrative Agent. Any payment received by Administrative Agent pursuant to this clause shall be retained in a separate non-interest-bearing account as security for the payment and performance of all Obligations of Debtor; and

(d)upon the occurrence and during the continuance of an Event of Default, Administrative Agent may also, at any time and from time to time in good faith, verify, in its own name or in the name of others, the existence, amount and terms of any sums owed by such account debtors, customers or other obligors to Debtor and the nature of any such account debtor’s, customer’s or other obligor’s relationship with Debtor.

8.POWER OF ATTORNEY. Upon the occurrence and during the continuance of an Event of Default (other than with respect to the filing of UCC financing statements and amendments thereto), each Debtor hereby makes, constitutes and appoints Administrative Agent its true and lawful attorney in fact to act, with full power of substitution (which shall be deemed a power coupled with an interest), with respect to the Collateral in any transaction, legal proceeding, or other matter in which Administrative Agent is acting pursuant to this Agreement, including but not limited to executing, authenticating and/or filing on its behalf: (i) UCC financing statements and amendments thereto reflecting the lien of Administrative Agent upon the Collateral and any other documents necessary or desirable to perfect or otherwise continue the security interest granted herein; and (ii) any third party agreements or assignments to grant Secured Parties control over the Collateral, including but not limited to third party agreements between Debtor, Secured Parties, and depository institutions, securities intermediaries, and issuers of letters of credit or other support obligations, which third party agreements direct the third party to accept direction from Secured Parties regarding the maintenance and disposition of the Collateral and the products and proceeds thereof.

9.EVENTS OF DEFAULT. The occurrence of any “Event of Default” as defined in the Credit Agreement shall constitute an Event of Default for all purposes of this Agreement.

10.REMEDIES. Upon the occurrence and during the continuance of an Event of Default, at Administrative Agent’ option, Administrative Agent may elect to exercise any one or more of the following remedies, all without presentment, demand, protest or notice of any kind, as the same are hereby expressly waived by Debtor, unless otherwise required by applicable law:

(a)declare all Obligations to be immediately due and payable, whereupon such Obligations shall immediately become due and payable, and terminate the Credit Agreement and all obligations of Secured Parties under the Credit Agreement; provided that the Obligations shall be accelerated automatically and immediately if an Event of Default occurs under Section 9.1(l) of the Credit Agreement;

(b)resort to the rights and remedies of a secured party under the UCC, including, but not limited to, the right of a secured party to (i) enter any premises of Debtor, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral; (ii) ship, reclaim, recover, store, finish, maintain and repair the Collateral; and (iii) sell the Collateral at public or private sale. Debtor will be credited with the net proceeds of any such sale only when they are actually received by Administrative Agent, and any requirement of reasonable notice of any disposition of the Collateral will be satisfied without notice to Debtor if the Collateral is of a type customarily sold on a recognized market or otherwise if such prior written notice is sent to Debtor ten (10) days prior to such disposition. Debtor will, upon written request, assemble the Collateral and any records pertaining thereto and make them available at a place designated by Administrative Agent. Administrative Agent may use, in connection with any assembly or disposition of the Collateral, any trademark, tradename, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Debtor; and

(c)exercise any and all rights and remedies provided by applicable law and the Loan Documents.

Furthermore, upon the occurrence and during the continuance of an Event of Default, Debtor authorizes Administrative Agent at any time, without notice to Debtor, to transfer or cause to be transferred into Administrative Agent’s name, or the name of its nominee or nominees, any or all of the Collateral. Administrative Agent is hereby given full power at any time, without notice to Debtor, to collect, sell, assign, transfer and deliver all of the Collateral or any part thereof, or any substitutes therefore, or any additions thereto, through any stock exchange or broker’s board or broker, or at private or public sale, without either demand on or notice to the Debtor, or any advertisement, the same being hereby expressly waived, at which sale Administrative Agent is authorized to purchase the Collateral, or any part thereof, free from any right of redemption on the part of Debtor which is hereby expressly waived and released. In case of sale for any cause, after deducting all costs and expenses of every kind, Administrative Agent may apply the residue of the proceeds of such sale as it shall deem proper toward the payment of any one or more or all of the Obligations to Secured Parties, whether due or not due, returning the remainder, if any, to Debtor, so long as the Collateral is not pledged to secure the indebtedness of Debtor or any other party. Administrative Agent is hereby irrevocably appointed and constituted attorney in fact for Debtor, with full power of substitution, to collect all dividends, interest, rents, royalties, and to exercise all voting rights connected with or arising out of the Collateral.

No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the other Loan Documents or as may be now or hereafter existing at law, in equity or by statute, and each may be exercised together, separately and in any order. Each Debtor hereby expressly waives any requirement of marshaling of assets that may be secured by any of the Loan Documents. No failure on the part of Administrative Agent to enforce any of the rights hereunder shall be deemed a waiver of such rights or of any Event of Default and no waiver of any Event of Default shall be deemed to be a waiver of any subsequent Event of Default.

11.ADDITIONAL PROVISIONS.

(a) No delay on Administrative Agent’s part in exercising any power of sale, lien, option or other right with respect to the Collateral, and no notice or demand which may be given to or made upon Debtor by Administrative Agent with respect to any power of sale, lien, option or other right with respect to the Collateral, shall constitute a waiver thereof, or limit or impair Administrative Agent’s right to take any action or to exercise any power of sale, lien option, or any other right with respect to the Collateral without notice or demand, or prejudice Administrative Agent’s rights as against Debtor in any respect.

(b)No action taken by Secured Parties with respect to the Collateral shall in any way impair or limit Secured Parties’ right to exercise any or all rights or remedies Secured Parties may otherwise have against Debtor or any other Loan Party with respect to any Obligations. This Agreement shall not, in any manner, be construed as a compromise of any Obligations. The pledge of, and security interest in, the Collateral by the Debtor to Administrative Agent is absolute, unconditional and continuing and will remain in full force and effect until the Obligations have been fully paid and satisfied.

(c)Each Debtor acknowledges and agrees that, in addition to the security interests granted herein, Secured Parties have a banker’s lien and common law right of set-off in and to Debtor’s deposits, accounts and credits held by Secured Parties and Secured Parties may apply or set-off such deposits or other sums against the Obligations upon the occurrence of an Event of Default as set forth in this Agreement.

(d)Each Debtor hereby authorizes Administrative Agent to file a copy of this Agreement as a UCC financing statement with the appropriate county and state government authorities necessary to perfect Administrative Agent’s security interest in the Collateral as set forth herein. Debtor hereby further authorizes Administrative Agent to file UCC financing statements on behalf of Debtor and Secured Parties with respect to the Collateral.

(e)Upon the indefeasible payment and performance in full of all Obligations (other than unasserted contingent indemnification obligations) and termination of all Commitments, Administrative Agent shall, at Debtor’s sole expense, promptly (and in any event within thirty (30) days)) execute and deliver to Debtor such documents and instruments as Debtor shall reasonably request to evidence the release of Administrative Agent’s security interest in the Collateral and the termination of this Agreement, including UCC termination statements and any other releases or instruments reasonably necessary to release Administrative Agent’s Lien on the Collateral.

12.MISCELLANEOUS PROVISIONS.

(a)Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against whom enforcement of the termination, amendment, supplement, waiver or modification is sought. As the context herein requires, the singular shall include the plural and one gender shall include one or both other genders. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement and the application thereof to other persons or circumstances shall not be affected thereby.
(b)This Agreement shall inure to the benefit of Secured Parties’ successors and assigns and shall be binding upon the heirs, executors, administrators and successors of Debtor. This Agreement is not assignable by Debtor. This Agreement is assignable by Administrative Agent, and any assignment hereof or any transfer or assignment of the Loan Documents or portions thereof by Secured Parties shall operate to vest in any such assignee all rights and powers herein conferred upon and granted to Secured Parties.
(c)If from any cause or circumstances whatsoever, fulfillment of any provisions of this Agreement at the time performance of such provision shall be due involves transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity. The provisions of this paragraph shall control every other provision of this Agreement.
(d)Secured Parties shall not be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that any Loan Party makes any payment or Secured Parties enforce Liens or Secured Parties exercise the right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.
(e)Each and every reference to, and any and all representations, warranties, covenants, and undertakings of Debtor herein shall be deemed to apply to each of the “Debtors” jointly, severally, and jointly and severally.
(f)All provisions of Article 11 of the Credit Agreement apply to this Agreement, the same as if such provisions were set forth in full in this Agreement, mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

DEBTOR:

GRAND CANYON EDUCATION, INC., a Delaware corporation

By:  /s/ Lori Browning

Name:Lori Browning

Title:Interim Chief Financial Officer

ORBIS EDUCATION SERVICES, LLC, a Delaware limited liability company

By:  /s/ Lori Browning

Name:Lori Browning

Title:Interim Chief Financial Officer

Signature Page to Security Agreement

ADMINISTRATIVE AGENT:

ZIONS BANCORPORATION, N.A. dba NATIONAL BANK OF ARIZONA

By: /s/ Jeffrey Byers
Name:Jeffrey Byers

Title:   Senior Vice President

Signature Page to Security Agreement